EXHIBIT 10.25

                          THE COMMERCE GROUP, INC.
                     AMENDED AND RESTATED INCENTIVE PLAN
               (As Amended and Restated Through May 17, 2002)

Section 1.  Purpose and Duration

1.1 Purposes. The purposes of this Amended and Restated Incentive Plan (the "Plan")* of The Commerce Group, Inc. (the "Company") are to (1) enhance the ability of the Company and its present and future Affiliated Companies (as defined below) to attract, retain and motivate employees and other persons providing services to such companies, and (2) provide incentives for such persons to contribute significantly to the long-term performance and growth of the Company and its Affiliated Companies.

1.2 Effective Date. Subject to the approval of this amendment and restatement of the Plan by the stockholders of the Company, this amendment and restatement is effective as of its adoption by the Board on May 17, 2002 (the "Effective Date").

1.3 Expiration Date. The Plan shall expire one day less than ten years from the Effective Date. In no event shall any Award (as defined below) be made under the Plan after such expiration date (except for Awards granted pursuant to commitments entered into prior to such expiration date). Awards granted prior to such expiration date may extend beyond such date.

Section 2.  Definitions

      As used in the Plan:

"Affiliated Company" means any corporation, limited liability company, partnership or other entity, which, directly or indirectly, controls, is controlled by, or is under common control with the Company, including any Subsidiary of the Company.

"Award" means any Option, Stock Appreciation Right, Book Value Award, Performance Stock Unit, Restricted Stock or Stock Unit awarded under the Plan.

"Award Agreement" means a writing specified in Section 13.2.

"Board" means the Board of Directors of the Company.

"Book Value" means the book value of the Company determined in accordance with generally accepted accounting principles consistently applied, provided that the Committee in its sole discretion may include in Book Value for purposes of the Plan the amount of any dividend paid on the Common Stock during the Performance Cycle. In the event of any dispute as to Book Value, the Committee may elect, in its sole discretion, to refer the matter to the Company's independent public accountants whose determination shall be final and binding.

"Book Value Award" means an Award to a Participant under Section 8 hereof.

* Formerly known as The Commerce Group, Inc. Management Incentive Plan, first adopted in 1994.


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"Change in Control" means a reorganization, merger or consolidation of the
Company, sale or other disposition of all or substantially all of the assets of the Company, liquidation, dissolution or similar transaction (each a "Business Combination") that the Committee determines, either at the time of or after the grant of an Award, constitutes a Change in Control of the Company for purposes of the Plan. Unless the Committee otherwise determines, a "Change in Control" shall be deemed to have occurred if:

(1) holders of a majority of the outstanding shares of Common Stock shall sell, in a single or related series of transactions, a majority of the outstanding shares of Common Stock to a person or entity, or a group of related persons or entities; or

(2) the Company engages in a Business Combination, unless immediately following the consummation of such Business Combination both of the following conditions are satisfied: (i) persons who held a majority of the outstanding shares of Common Stock immediately prior to such Business Combination hold a majority of the outstanding shares of common stock of the entity resulting from such Business Combination (the "Resulting Entity"), and (ii) at least one-half (1/2) of the members of the board of directors of the Resulting Entity are persons who were Incumbent Directors immediately prior to the consummation of the Business Combination (or persons whom a majority of the then Incumbent Directors have designated to serve on the Resulting Entity board of directors); or

(3) any person (including any entity or a group of persons and/or entities acting in concert) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty-five percent (25.0%) of the combined voting power (calculated as provided in Rule 13d-3 in the case of rights to acquire securities) of the then outstanding voting securities of the Company; provided, however, that for purposes of this clause, the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company, and (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

(4) if a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company and the person (including any entity or group of persons and/or entities acting in concert) making the tender offer could own, by the terms of the offer plus any shares owned by such person, stock constituting a majority of the total voting power of the Company's outstanding voting securities immediately following the consummation of such tender offer, in which case the Change in Control will be deemed to have occurred three (3) business days before the tender offer is to terminate unless the offer is first withdrawn; or

(5) Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

(6) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Board or such other committee that the Board may appoint to administer the Plan in accordance with Section 3.

"Company" means The Commerce Group, Inc., and any successor to such corporation.

"Common Stock" means the common stock of the Company, $.50 par value per Share, or any successor security.

"Covered Employee" means "covered employee" as such term is defined in
Section 162(m).

"Effective Date" means the date specified in Section 1.2.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means (1) with respect to Shares, the fair market value thereof as of the relevant date, as determined in accordance with a valuation methodology approved by the Committee in good faith but in no event less than, in the case of newly issued stock, the par value per Share, or (2) with respect to any other property, the fair market value as determined by the Committee in good faith or in the manner established by the Committee from time to time.

"Grant Date" means the effective date of an Award as specified by the Committee and set forth in the applicable Award Agreement.

"Incentive Stock Option" means an option to purchase Shares awarded to a Participant under the Plan that is intended to meet the requirements of
Section 422 of the Code or any successor provision, which Option may also constitute a Reload Option.

"Incumbent Director" means any individual who, as of the Effective Date, was a member of the Board and any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the then Incumbent Directors, but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in SEC Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

"Non-Qualified Stock Option" means an option to purchase Shares awarded to a Participant under the Plan that is not intended to be an Incentive Stock Option and may also constitute a Reload Option.

"Option" means an Incentive Stock Option or a Non-Qualified Stock Option, either of which may also constitute a Reload Option.

"Outside Director" means a member of the Board who is both an "outside director" within the meaning of Section 162(m) and a "non-employee director" as that term is defined in Rule 16b-3.


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"Parent" means a "parent corporation" of the Company as that term is defined in Section 424 of the Code.

"Participant" means a person selected by the Committee to receive an Award under the Plan, and his or her permitted transferee.

"Performance Cycle" means the period of time selected by the Committee during which performance or Book Value is measured for the purpose of determining the extent to which an Award has been earned, the value of such Award or both.

"Performance Stock Unit" means Shares awarded to a Participant under
Section 9 hereof.

"Reload Option" means an Option granted under Section 6.7.

"Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

"Restricted Stock" means Shares awarded to a Participant under Section 10 hereof which are subject to forfeiture.

"Rule 16b-3" means Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, as such rule may be amended from time to time, or any successor provision.

"SEC" means the United States Securities and Exchange Commission.

"Section 16 Person" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

"Section 162(m)" means Section 162(m) of the Code including the regulations (final, temporary or, in the discretion of the Committee, proposed) promulgated thereunder, or any successor provision.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means shares of Common Stock.

"Stock Appreciation Right" or "SAR" means a right awarded to a Participant under Section 7 hereof.

"Stock Unit" or "Unit" means a Share or a unit that is valued in whole or in part by reference to, or otherwise based on, the Book Value, Fair Market Value or other value of a Share awarded to a Participant under the Plan.

"Subsidiary" means a "subsidiary corporation" as that term is defined in
Section 424 of the Code.

Section 3.  Administration

3.1 The Committee. The Plan shall be administered by the Committee; provided, however, that the Board shall at all times retain the authority to limit, suspend or repeal any or all of the Committee's power under the Plan, either generally or in one or more specific instances but in any case only on


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a prospective basis.  The Committee, in its discretion, may delegate some or all of its powers with respect to the Plan to a subcommittee thereof, in which event applicable references to the Committee shall refer to such subcommittee. In the event there is no Committee or the Board has suspended or repealed the Committee's authority, the applicable references in the Plan to the Committee shall be deemed to refer to the Board.

3.2   Administration for Certain Classes of Participants.

      3.2.1 Section 16 Persons. To the extent required or desirable in order for Awards to be exempt under Rule 16b-3, the administration of the Plan with respect to Section 16 Persons shall be managed either by (1) the Board or (2) the Committee (or a subcommittee thereof) that either is composed solely of two or more Outside Directors or, following the abstention or recusal of all members who are not Outside Directors, is composed solely of two or more Outside Directors.

      3.2.2 Covered Employees. To the extent required or desirable in order for Awards to be exempt under Section 162(m), the administration of the Plan with respect to Covered Employees shall be managed by the Committee (or a subcommittee thereof) that is composed solely of two or more Outside Directors.

3.3 Authority of the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan; provided, however, that the Board shall at all times retain the authority to alter, suspend or repeal, either generally or in one or more specific instances but in any case only on a prospective basis, any or all of the administrative rules, guidelines, practices, decisions and interpretations the Committee may adopt pursuant to this Section. Unless altered, suspended or repealed by the Board, the Committee's decisions and interpretations shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders, Affiliated Companies, and Participants.

Section 4.  Eligibility

The persons eligible to receive Awards under the Plan shall be all directors (including Non-Employee Directors), officers, employees, consultants and advisers of the Company or any of its Affiliated Companies. An Award may be granted to any person, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or any Affiliated Company, provided that no such Award shall become exercisable prior to the date that such person first performs such services.

Section 5.  Shares Available for Issuance Under the Plan

5.1 Shares Issuable Under the Plan. Subject to the following provisions of this Section 5, the aggregate number of Shares that may be issued to Participants pursuant to Awards granted under the Plan shall not exceed five million (5,000,000) shares. Common Stock issued pursuant to Awards granted under the Plan may be Shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both.


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5.2   Shares Not Deemed Delivered Under the Plan.  To the extent one or more Shares covered by any Award are not delivered thereunder because the Award is cancelled or forfeited, has expired, or is settled in cash or because one or more Shares are deducted in connection with the satisfaction of the applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan as set forth in
Section 5.1.

5.3 Shares Used to Pay Exercise Price. If the exercise price of an Option is satisfied by surrendering previously owned Shares (whether surrender occurs by physical delivery or by attestation of ownership), only the net number of additional Shares then issued shall be deemed to be delivered upon that exercise for purposes of determining the maximum number of Shares available for delivery under the Plan as set forth in Section 5.1.

5.4 Other Items Not Included in Amount of Shares Issued Under the Plan. The maximum number of Shares that may be issued under the Plan as set forth in Section 5.1 shall not be affected by (1) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards,
(2) the settlement of stock-denominated Awards in cash, or (3) the granting of stock-denominated Awards which by their terms may be settled only in cash.

5.5   Section 162(m) Limits.

      (a) No single Covered Employee may receive during any three (3) calendar year period Options (including Reload Options and Incentive Stock Options) and/or SARs covering more than one and one-half million (1,500,000) Shares in the aggregate.

      (b) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Section 162(m)), no more than one and one-half million (1,500,000) Shares may be subject to such Awards granted to any one individual during any three (3) calendar-year period. If, after Shares have been earned, the delivery is deferred, any additional Shares attributable to dividends during the deferral period shall be disregarded.

      (c) For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Section 162(m)), no more than $_________ may be subject to such Awards granted to any one individual during any three (3) calendar-year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

Section 6.  Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may award Options and determine the number of Shares to be covered by each Option, the exercise price therefore, the term of the Option, and any other term, condition or limitation applicable to the exercise of the Option. The Committee may grant Incentive Stock Options, Non-Qualified Stock Options or a combination thereof. The Committee may also grant Reload Options pursuant to Section 6.7.

6.2 Exercise Price. The exercise price for each Option shall be determined by the Committee in its sole discretion and may be greater than, equal to or less than the Fair Market Value of the Common Stock on the Grant Date.

6.3 Expiration. No Option may be exercised after the expiration of one day less than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to
Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiary, such Incentive Stock Option may not be exercised after the expiration of the maximum period permitted under Section 422(c) of the Code (which, as of the Effective Date, was five
(5) years from the Grant Date).

6.4 Certain Additional Provisions for Incentive Stock Options. The following conditions shall apply to the grant of Incentive Stock Options, provided that any of the conditions in Sections 6.4.1, 6.4.2 and 6.4.3 shall not apply if the Committee determines with the advice of counsel that such condition is not required or desirable in order for an Incentive Stock Option Award to satisfy the requirements of Section 422 of the Code.

      6.4.1 Exercise Price. In the case of an Incentive Stock Option, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date; provided, however, that if on the Grant Date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and Affiliated Companies (to the extent aggregated for purposes of Section 424 of the Code), the exercise price shall be not less than the exercise price required under Section 422(c) of the Code (which, as of the Effective Date, was one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date).

      6.4.2 Exercisability. Subject to Section 13.3 and Section 13.7, the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent (if any) and any Subsidiary) shall not exceed the maximum amount permissible under Section 422(d) of the Code (which, as of the Effective Date, was $100,000).

      6.4.3 Eligibility. Incentive Stock Options may be granted only to persons who are employees (for purposes of Section 422 of the Code) of the Company, its Parent (if any) or any Subsidiary on the Grant Date.

      6.4.4 Compliance with Section 422 of the Code. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision, and anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the Participant, any Incentive Stock Option granted under the Plan, under
Section 422 of the Code.

     6.4.5 Notice to Company of Disqualifying Disposition. Unless the Committee otherwise specifies at the time of an Award, each Award Agreement for an Incentive Stock Option shall provide that the Participant shall notify the Company in writing promptly after the Participant makes a Disqualifying Disposition of any Share received pursuant to the exercise of an Incentive Stock Option. The term "Disqualifying Disposition" means any disposition (including any sale) of Shares before the later of (a) two years after the Participant was granted the Incentive Stock Option under which the Participant acquired such Shares, or (b) one year after the Participant acquired the Shares by exercising the Incentive Stock Option.

      6.4.6 Substitute Options. Notwithstanding the provisions of Section 5.4, if the Company, its Parent (if any) or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), the Committee may grant, to the extent permitted under the Code, one or more Incentive Stock Options in substitution for options granted by their former employer. The Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

6.5 Non-Qualified Stock Option Presumption. Any Option granted pursuant to the Plan shall be presumed to be a Non-Qualified Stock Option unless expressly designated as an Incentive Stock Option in the applicable Award Agreement.

6.6   Exercise of Option.

      6.6.1 Payment of Exercise Price. The Company shall have no obligation to deliver any Share pursuant to any exercise of an Option until payment in full of the exercise price therefore is received by the Company (including as described in Section 6.6.4).

      6.6.2 Manner of Payment. The payment of the exercise price may be made in whole or in part in cash or by certified or bank check (in United States currency) or as described in Section 6.6.4 or, to the extent specified in an Award Agreement or otherwise permitted by the Committee at the time of exercise, by delivery of a promissory note or Shares owned by the Participant valued at their Fair Market Value on the date of exercise, or such other lawful consideration as the Committee may determine, or any combination of the foregoing, as determined by the Committee.

      6.6.3 Delivery of Shares. Unless the Committee otherwise determines, a Participant may surrender Shares in satisfaction of the exercise price either by physically delivering one or more certificates evidencing Shares that the Participant has owned for at least six (6) months and that are freely transferable and not subject to any lien, claim or encumbrance, or by delivering an attestation of such ownership in form and substance acceptable to the Company, and in the case of an attestation, the number of Shares delivered by the Company upon exercise shall be reduced by the number deemed surrendered through such attestation. Without limiting the scope of the immediately preceding sentence, if the Committee expressly permits, pursuant to the relevant Award or otherwise, a Participant may elect to satisfy the payment of an Option exercise price by directing the Company to withhold, from the Shares otherwise issuable upon such exercise, a number of Shares having an aggregate Fair Market Value equal to such Option exercise price.

      6.6.4 Broker Facilitated Exercise. Unless the Committee otherwise determines, a Participant may elect to pay the exercise price upon the exercise of an Option by irrevocably directing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company as promptly as practicable a sufficient portion of the sale proceeds to pay all or any portion of the exercise price and any tax withholding resulting from such exercise.

6.7 Reload Options. If a Participant surrenders Shares (by delivery or attestation) to pay the exercise price of an Option, and/or arranges to have a portion of the Shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, the Participant may receive, at the Committee's discretion, a new "Reload Option" equal to the sum of the number of Shares tendered to pay the exercise price and the number of Shares used to pay the withholding taxes. Reload Options may be any type of Option permitted under the Plan and the Code and will be granted subject to such terms, conditions, restrictions and limitations as may be determined by the Committee, from time to time. Reload Options may also be granted in connection with the exercise of options granted under any other plan of the Company that the Committee may designate from time to time.

Section 7.  Stock Appreciation Rights

7.1 Grant of SAR Awards. A Stock Appreciation Right (or "SAR") is an Award entitling the Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Committee shall so specify in the Award Agreement, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the Grant Date (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised. Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option, and may determine in its sole discretion the terms and conditions applicable thereto, including the form of payment. An SAR granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SAR is exercised. Subject to this
Section 7.1 and to such rules as the Committee may, in its discretion and for any reason whatsoever, impose, an SAR granted in connection with an Option will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and shall not be transferable except to the extent that such related Option may be transferable.

7.2 Cancellation of Options. Notwithstanding that an Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the Shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the Fair Market Value of the Common Stock to have been purchased pursuant to such exercise of such Option (determined on the date the Option is cancelled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be made by check, bank draft, or by surrendering one or more Shares having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments, or by any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this
Section 7.2 only in the event of a written request of the person exercising the Option, which request shall not be binding on the Company.

Section 8.  Book Value Awards

8.1 Grant of Book Value Awards. A Book Value Award is an Award entitling the Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Committee shall specify in the Award Agreement, less than) the excess of the Book Value of a Share on a date selected by the Committee over the Book Value of a Share on a previous date selected by the Committee multiplied by the number of Book Value Award Units granted. There may be more than one Performance Cycle in existence at any one time for Book Value Awards, and the duration of Performance Cycles may differ from each other.

8.2 Performance Goal Adjustments. During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, provided, however, that the Committee may specify at the time an Award is made that the performance goals applicable thereto may not be reduced during the term of the Award.

8.3 Payment of Book Value Award. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the value of the compensation to which the Participant is entitled on the basis of the terms of the Book Value Award. The payment value of a Book Value Award shall be distributed to the Participant as soon as practicable thereafter.

Section 9.  Performance Stock Units

9.1 Grant of Stock Unit Awards. A Performance Stock Unit is an Award entitling the Participant to acquire one or more Shares upon the attainment of specified performance goals. Subject to the provisions of the Plan, the Committee may award Performance Stock Units and determine the performance goals applicable to each such Award, the number of such Shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Stock Units. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Stock Unit shall be equal to (or if the Committee shall specify in the Award Agreement, less than) the Fair Market Value of one Share on the date the Performance Stock Unit is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Stock Unit has been earned.

9.2 Performance Goal Adjustments. During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, provided, however, that the Committee may specify at the time an Award is made that the performance goals applicable thereto may not be reduced during the term of the Award.

9.3 Payment of Performance Stock Unit Award. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Stock Units which have been earned by the Participant on the basis of performance in relation to the established performance goals. The payment values of earned Performance Stock Units shall be distributed to the Participant as soon as practicable thereafter.

Section 10.  Restricted Stock

10.1 Grant of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the Participant to acquire Shares, subject to such conditions and restrictions, including, without limitation, a Company right during a specified period or periods to repurchase such Shares at their original purchase price (or to require forfeiture of such Shares) upon the Participant's termination of employment, as the Committee shall determine. Subject to the provisions of the Plan, the Committee may award Shares of Restricted Stock and determine the purchase price (if any) therefore, the duration of the Restricted Period during which, and the conditions under which, the Shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

10.2 Restricted Period Requirements. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such deposited certificate and stock power to the Participant.

10.3 Rights of Holders of Restricted Stock. A Participant shall have all the rights of a stockholder with respect to the Restricted Stock including voting and dividend rights, subject to restrictions on transferability and Company repurchase or forfeiture rights described in the Plan and subject to any other condition determined by the Committee and contained in the Award Agreement.

Section 11.  Stock Units

11.1 Award of Stock Units. Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

11.2 Consideration. Shares awarded in connection with a Stock Unit may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 12.  Grant of Other Awards

      The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Other Awards may also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of the Shares and may be granted in tandem with, or independent of, other Awards under the Plan.

Section 13.  General Provisions Applicable to Awards

13.1 Legal and Regulatory Matters. The delivery of Shares shall be subject to compliance with (1) applicable federal and state laws and regulations, (2) if the outstanding Shares are listed at the time on any stock exchange or the Nasdaq(R), the listing requirements of such exchange or Nasdaq(R), and (3) the Company's counsel's approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

13.2 Award Agreement. Each Award under the Plan shall be evidenced by a writing, specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. A copy of such document shall be provided to the Participant as soon as practicable following the Grant Date, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required. In the event that the Committee does not require the execution of such Award Agreement by the Participant, the acceptance of the Award Agreement by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time.

13.3 Terms of Awards. The vesting, exercisability, payment and other provisions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the

Committee need not treat Participants uniformly. Notwithstanding the foregoing, the Committee may accelerate (1) the vesting or payment of any Award (including an Incentive Stock Option), (2) the lapse of restrictions on any Award (including an Award of Restricted Stock), and (3) the date on which any Option or SAR first becomes exercisable, and except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

13.4 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall specify.

13.5 Payment of Awards. The Committee shall determine, at the time of an Award or, with the Participant's permission, subsequent thereto, whether an Award shall or may be settled in whole or in part in cash, Common Stock, other securities of the Company, one or more other Awards, or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, and may provide for the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Shares.

13.6 Dividends and Cash Payments. In the discretion of the Committee, any Award to a Participant under the Plan may provide the Participant with (1) dividends or dividend equivalents payable currently or deferred with or without interest and (2) cash payments in lieu of or in addition to an Award.

13.7 Change in Control. In order to preserve the rights of a Participant under an Award in the event of a Change in Control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to the effect of a Change in Control on one or more Awards: (1) provide for the acceleration of any time period relating to the exercise or realization of the Award, (2) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (3) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (4) make such other provision as the Committee may consider equitable and in the best interests of the Company; provided, however, that no such action pursuant to this Section shall materially and adversely affect the rights of, or tax consequences to, a Participant (or beneficiary) under any Award granted under the Plan prior to the date such action is adopted by the Committee, unless the affected Participant expressly consents in writing to such material adverse effect.

13.8 Tax Withholding. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment or delivery of Shares made under the Plan or otherwise due to the Participant, or may permit Shares to be tendered or sold including Shares delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. Unless the Committee otherwise expressly permits, the aggregate Fair Market Value of Shares withheld or surrendered for tax withholding may not exceed the maximum amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles applicable to the Company.

13.9 Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable, a permitted transferee, except to the extent the Committee permits the Participant's legal representative, guardian or designated beneficiary to receive payment of an Award or exercise rights thereunder.

13.10 Events Not Deemed a Termination of Employment. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

      (1) a transfer to the employment of the Company from an Affiliated Company or from the Company to an Affiliated Company, or from one
Affiliated Company to another, or

      (2) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing. For purposes of the Plan, employees of an Affiliated Company shall be deemed to have terminated their employment on the date on which such Affiliated Company ceases to be an Affiliated Company.

13.11 Amendments to Outstanding Awards. The Committee may amend, modify or terminate any outstanding Award held by a Participant, including substituting therefore another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Non-Qualified Stock Option, or modifying or waiving the restrictions with respect to any Share of Restricted Stock, provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

13.12 Adjustment to Plan. In the event of any stock dividend, stock split (forward or reverse), combination or exchange of equity securities, creation of a class of equity securities, reclassification, issuance of warrants or rights to purchase Common Stock (at a price materially below Fair Market Value), recapitalization, merger, consolidation, reorganization, split-up, spin-off, other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Common Stock, the Committee, in order to reflect such change in the Common Stock, may make any such adjustment as it may deem appropriate, in its discretion, to (1) the maximum number of Shares that may be issued under the Plan as set forth in Section 5.1; (2) to the extent permitted under Section 162(m), the maximum number of Shares that may be granted pursuant to Section 5.5; and (3) to the extent permitted under
Section 422 of the Code, the maximum number of Shares that may be granted pursuant to Section 5.1.

13.13 Adjustments to Awards. Upon the happening of any of the events described in Section 13.13.1, a Participant's rights with respect to any Award shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement. The Committee in its discretion may make provision for a cash payment with respect to an outstanding Award held by a Participant, and/or make adjustments to any measure of performance that relates to an Award.

      13.13.1 Stock Splits and Recapitalizations. If (1) the Company issues any of its Shares as a stock dividend upon or with respect to the Shares, or (2) the Shares are subdivided or combined into a greater or smaller number of Shares, or (3) upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, Shares are exchanged for other securities of the Company, securities of another entity, or cash or other property, then each Participant upon exercising an Award (for the purchase price to be paid under the Award) shall be entitled to purchase such number of Shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the Shares with respect to which the Award is exercised at all times between the Grant Date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per Share.

      13.13.2 Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities ("New Securities") as a consequence of the occurrence of an event described in
Section 13.13.1, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.

      13.13.3 Committee Determination. Notwithstanding any provision to the contrary, no adjustment shall be made pursuant to Section 13.13.1 with respect to any Incentive Stock Option, unless (1) the Committee, after consulting with counsel for the Company, determines that such adjustment would not constitute a modification, extension or renewal of such Incentive Stock Option within the meaning of Section 424 of the Code, and would not cause any adverse tax consequences for the holder of such Incentive Stock Option or (2) the Participant holding such Incentive Stock Option consents to the adjustment. No adjustment to an Incentive Stock Option shall be made for any dividend paid in cash or in property other than securities of the Company.

      13.13.4 Fractional Shares. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional Shares.

      13.13.5 Recapitalization. The Committee may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if the Committee determines that such adjustment is appropriate to avoid an inequitable result under the Plan for any Participant or the Company's stockholders.

      13.13.6 Further Adjustment. Upon the happening of any of the events described in Sections 13.13.1 or 13.13.5, the class and aggregate number of Shares set forth in Sections 5.1 and 5.5 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall be appropriately adjusted to reflect the events described in such Sections. The Committee shall determine the specific adjustments to be made under this Section 13.13.6.

13.14 Transferability. Unless otherwise determined by the Committee, any Award granted under the Plan shall be exercisable during a Participant's lifetime only by the Participant, and the Award shall not in any event be transferable except in case of the death of the Participant or by will or the laws of descent and distribution. The Committee may permit (on such terms, conditions and limitations as it shall establish) any Non-Qualified Stock Option (including a Reload Option) and/or any Share issued in connection with an Option exercise that is subject to restrictions on transferability, to be transferred to a member of a Participant's immediate family or to a trust or similar vehicle for the benefit of a Participant's immediate family members. Except to the extent required by law, no Award or interest of any Participant in the Plan shall be subject to any lien, levy, attachment, pledge, obligation, liability or bankruptcy of a Participant.

Section 14.  Miscellaneous

14.1 Rights Accompanying Grant of Award. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliated Company, or the right to continue to provide services to the Company or an Affiliated Company, or the right to continued employment in any particular position or at any particular rate of compensation. The Company and its Affiliated Companies expressly reserve the right to dismiss a Participant at any time free from any liability or claim under the Plan, except as expressly provided in the applicable Award. Unless otherwise determined by the Committee or expressly required by applicable law or the terms of a benefit plan or severance program of the Company or an Affiliated Company, Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any such benefit plan or severance program of the Company or an Affiliated Company.

14.2 Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

14.3 Funding of Plan. Unless otherwise determined by the Committee with the express authorization of the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any right by virtue of an Award granted under the Plan, such right shall constitute a general unsecured liability of the Company and shall not confer upon any participant any right, title, or interest in any asset of the Company.

14.4 Information to be Furnished to Committee. The Company and its Affiliated Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties with respect to the Plan. The records of the Company and its Affiliated Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

14.5 Rights of Participant. Subject to the provisions of the applicable Award, no Participant shall have any right as a stockholder with respect to any Share to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom any Share is awarded, including Shares of Restricted Stock, shall be considered the holder of such Share at the time of the Award except to the extent otherwise provided in the applicable Award Agreement.

14.6 Expenses of the Plan. The expenses of the administration of the Plan shall be borne by the Company and its Affiliated Companies. The Committee may require any Affiliated Company to pay for the Shares issued under the Plan to employees or other persons associated with such Affiliated Company, and unless the Committee otherwise provides, either at or after the grant of an Award, each Affiliated Company shall be liable for the payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliated Company by the Participant. Any dispute relating to liability of a Subsidiary for cash payments shall be resolved by the Board in its sole discretion.

14.7 Amendment, Suspension, or Termination of the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (1) no amendment shall be made without approval of the Company's stockholders if, in the opinion of Company counsel, such stockholder approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Exchange Act, or any successor provision, or
Section 162(m) or Section 422 of the Code or, if the outstanding Shares then are listed on any stock exchange or Nasdaq(r), the listing requirements of such exchange or Nasdaq(R), as applicable; and (2) no such amendment, suspension or termination shall materially and adversely affect the rights of, or tax consequences to, a Participant (or beneficiary) under any Award granted under the Plan prior to the date such amendment, suspension or termination is adopted by the Board, unless the affected Participant expressly consents in writing to such material adverse effect; provided, however, that the limitations set forth in this clause shall not apply to any adjustment made pursuant to Section 13.12 or Section 13.13.

Section 15.  Legal Construction

15.1 Captions. The captions provided in the Plan are included solely for convenience of reference and shall not affect the meaning of any provision of the Plan or serve as a basis for interpretation or construction of the Plan.

15.2 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

15.3 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

15.4 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.5 Governing Law. The Plan and all rights under the Plan and any Award shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or any Award to the substantive law of another jurisdiction.